Exhibit 99.1

CONTACTS:
Richard Leland	Karen Denning
Investor Relations	Media Relations
561-438-3796	630-438-7445
Richard.Leland@officedepot.com	Karen.Denning@officedepot.com

OFFICE DEPOT DECLARES QUARTERLY CASH DIVIDEND

OF $0.025 PER SHARE

Boca Raton, Fla. February 14, 2017 – Office Depot, Inc. (NASDAQ: ODP) announced that its Board of Directors declared a dividend of $0.025 per share ($0.10 per share on an annualized basis) on the common stock of the Company. The dividend is payable on March 15, 2017, to shareholders of record at the close of business on March 3, 2017.

About Office Depot, Inc.

Office Depot, Inc. is a leading global provider of products, services, and solutions for every workplace – whether your workplace is an office, home, school or car.

As of our most recent filed annual report for fiscal year ended 2015, the Company had annual sales of approximately $14 billion, employed approximately 49,000 associates, and served consumers and businesses in 59 countries with approximately 1,800 retail stores, award-winning e-commerce sites and a dedicated business-to-business sales organization – all delivered through a global network of wholly owned operations, franchisees, licensees and alliance partners. The Company operates under several banner brands including Office Depot, OfficeMax and Grand & Toy. The company’s portfolio of exclusive product brands include TUL, Foray, Brenton Studio, Ativa, WorkPro, Realspace and HighMark.

Office Depot, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol “ODP”.

All trademarks, service marks and trade names of Office Depot, Inc. and OfficeMax Incorporated used herein are trademarks or registered trademarks of Office Depot, Inc. and OfficeMax Incorporated, respectively. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to, among other things, Office Depot, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,”

“potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. There can be no assurances that Office Depot will realize these expectations or that these beliefs will prove correct, and therefore investors and stockholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, risks related to the termination of the Staples acquisition, disruption in key business activities or any impact on Office Depot’s relationships with third parties as a result of the announcement of the termination of the Staples Merger Agreement; unanticipated changes in the markets for Office Depot’s business segments; the inability to realize expected benefits from the disposition of the European operations; fluctuations in currency exchange rates, unanticipated downturns in business relationships with customers; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technology products and services; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and stockholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s Annual Reports on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Office Depot does not assume any obligation to update or revise any forward-looking statements.